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                                                                     Exhibit 4.4

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                       WARRANT TO PURCHASE 4,817 SHARES OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                                     January 8, 2004

THIS CERTIFIES THAT, for value received, GENERAL ELECTRIC CAPITAL CORPORATION ("Holder") is entitled to subscribe for and purchase four thousand eight hundred seventeen (4,817) shares of the fully paid and no assessable Series A Convertible Preferred Stock (the "Shares" or the "Series A Preferred Stock") of Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (the "Company"), at the Warrant Price (as hereinafter defined), pursuant to that certain equipment lease financing agreement by and between the Holder and the Company dated December 3, 2002, subject to the provisions and upon the terms and conditions hereinafter set forth.

1. Warrant Price. The Warrant Price shall initially be Ten and 00/100 dollars ($10.00) per share, subject to adjustment as provided in Section 7 below.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Pacific time on the tenth anniversary of the date of this Warrant (the "Expiration Date").

3. Method of Exercise; Payment; Issuance of Shares; Issuance of New Warrant.

      (a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 30 days after exercise of the Warrant and at the Company's expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 30 days after exercise of the Warrant.

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      (b) Net Issue Exercise. Holder may also elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of Series A Preferred Stock computed using the following formula:

      X = Y (A-B)
          -------
             A

      Where X = the number of shares of Series A Preferred Stock to be issued to Holder.

      Y = the number of shares of Series A Preferred Stock purchasable under this Warrant (at the date of such calculation).

      A = the Fair Market Value of one share of the Series A Preferred Stock (at the date of such calculation).

      B = Warrant Price (as adjusted to the date of such calculation).

      (c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Series A Preferred Stock shall mean:

         (i) The average of the closing bid and asked prices of the Company's common stock, $0.01 par value (the "Common Stock") quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the ten (10) trading days prior to the date of determination of Fair Market Value; or

         (ii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which the Company is not the surviving entity, the per share Fair Market Value for the Stock shall be the value to be received per share of Series A Preferred Stock by all holders of the Series A Preferred Stock in such transaction as determined by the Board of Directors; or

         (iii) In any other instance, the per share Fair Market Value for the Series A Preferred Stock shall be as determined in good faith by the Company's Board of Directors.

         In the event of 3(c)(ii) or 3(c)(iii), above, the Company's Board of Directors shall prepare a certificate, to be signed by an authorized officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Stock. The Board will also certify to the Holder that this per share Fair Market Value will be applicable to all holders of the Series

      A Preferred Stock. Such certification must be made to Holder at least thirty (30) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(ii) or 3(c)(iii).

   (d) Automatic Exercise. So long as the Fair Market Value of the Warrant is equal to or greater than the Warrant Price, to the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration, involuntary termination or cancellation.

4. Representations and Warranties of Holder and the Company.

   (a) Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to his purchase as follows:

      (i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

      (ii) Except for transfer to a Holder's affiliates, the Holder is acquiring the Warrant and the Shares of Series A Preferred Stock issuable upon exercise of the Warrant (collectively the "Securities") for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act") by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

      (iii) The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act.

      (iv) The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

      (v) The Holder has had an opportunity to discuss the Company's business, management and financial affairs with its management and an opportunity to review the Company's facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material but were not necessarily a thorough or exhaustive description.

   (b) Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct as of the date hereof.

      (i) Corporate Organization and Authority. The Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a material adverse effect on the Company.

      (ii) Corporate Power. The Company has all requisite legal and corporate power and authority to execute, issue and deliver the Warrant, to issue the Series A Preferred Stock issuable upon exercise or conversion of the Warrant, and to carry out and perform its obligations under the Warrant and any related agreements.

      (iii) Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of the Warrant and Stock issuable upon exercise of the Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

      (iv) Valid Issuance of Warrant and Series A Preferred Stock. The Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Series A Preferred Stock issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and no assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of the Warrant and the Series A Preferred Stock issuable upon conversion of the Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company's Certificate of Incorporation, as amended and restated to date (the "Certificate of Incorporation"), or this Warrant. The offer, sale and issuance of the Warrant and Series A Preferred Stock, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

      (v) No Conflict with Other Instruments. The execution, delivery, and performance of this Warrant will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (a) any provision of Company's Certificate of Incorporation or by-laws; (b) any provision of any judgment, decree, or order to which Company is a party or by which it is bound or an event which results in the creation of any material lien, charge or encumbrance upon any material assets of Company; (c) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (d) any statute, rule, or governmental regulation applicable to Company.

      (vi) Capitalization. As of the date of this Warrant, the authorized and issued capital stock of Company is as set forth in Exhibit A. The outstanding shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), are fully paid and nonassessable and have been issued in compliance with the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom. The Company has reserved 4,817 shares of Series A Preferred Stock for issuance upon exercise of this Warrant and 48,170 shares of Common Stock for the conversion of the Series A Preferred Stock to Common Stock. Except as set forth on the capitalization table attached to this Warrant in Exhibit A, there are no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible securities of Company, nor has the issuance of any of the aforesaid rights to acquire securities of Company been authorized.

      (vii) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Company is required in connection with the offer, sale or issuance of the Warrant (and the Stock issuable upon the exercise of this Warrant), or the consummation of any other transaction contemplated hereby, except for the following: (a) the filing of a notice on Form D under the Act and (b) the compliance with other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefore. The offer, sale and issuance of the Warrant and the shares of Stock in conformity with the terms of this Warrant are exempt from the registration requirements of the Act and any applicable state laws.

   (c) Within ten (10) days of the Holder providing notice to the Company of its intent to exercise this Warrant, the Company will deliver to the Holder an Officer's Certificate certifying that all of the representations and warranties set forth in this Section 4 are true and correct in all material respects as of the date of such certificate, except for Section 4(vi), in which case the Company will deliver to the Holder an updated capitalization table in the same form as set forth in Appendix A and make the representations and warranties set forth in Section 4(vi) as they relate to the updated capitalization table.

5. Legends.

   (a) Each certificate representing the Securities shall be endorsed with the following legend:

   THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN

      EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

The Company need not enter into its stock records a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Shares unless the conditions specified in the foregoing legends are satisfied.

      (b) Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the shares of Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, the Company may request a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder. Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company's option, if the Shares are not freely saleable under Rule 144(k) under the Act, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act. As further condition to each transfer, at the request of the Company, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

7. Adjustment for Certain Events. If, and only if, the terms of the Series A Preferred Stock are not otherwise adjusted in accordance with the Company's Certificate of Incorporation, the number and kind of securities purchasable upon the exercise of this Warrant and the Warrant

Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a Holder of the number of shares of Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Stock purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

      (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series A Preferred Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

      (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series A Preferred Stock payable in any shares of capital stock of the Company, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series A Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series A Preferred Stock outstanding immediately after such dividend or distribution; or
(ii) make any other distribution with respect to Series A Preferred Stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by the Company such that the Holder of this Warrant shall receive upon exercise of this warrant a proportionate share of any such dividend or distribution as though it were the Holder of the Series A Preferred Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

      (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

8. Notice of Adjustments. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 17 hereof.

9. Transferability of Warrant. (a) This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 6 hereof and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company. Notwithstanding the foregoing, although the Warrant may be transferred more than once, this Warrant shall only be transferable so long as any such transfer does not increase the total number of holders of this Warrant by more than one (taking into account all prior transfers of any one Warrant) and will not increase the total number of stockholders of the Company by more than one (taking into account all prior transfers of any one Warrant).

      (b) Any transfer pursuant to Section 9(a) shall be effected upon surrender of this Warrant with a properly executed assignment (in the form attached hereto as Exhibit B) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

10. Registration Rights.

      (a) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement covering shares: (i) to be sold solely for the account of Other Holders (as defined below); (ii) pursuant to the initial public offering of the Company; (iii) pursuant to a Form S-4 or Form S-8, or such similar forms; and (iv) acquired pursuant to either (A) an acquisition of a company of which they were formerly stockholders, (B) a "private placement" under the Act or (C) Rule 144A under the
Act) at any time and from time to time, it will, prior to such filing, give written notice to the Holder of its intention to do so;

provided, that no such notice need be given if none of the Holder's shares of Common Stock underlying these Securities are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 10(b) below. Upon the written request of the Holder given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such shares of Common Stock underlying the Securities), the Company shall use its commercially reasonable efforts to cause all shares of Common Stock underlying the Securities which the Company has been requested by the Holder to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 10 without obligation to the Holder. For purposes of this Section 10, "Other Holders" shall mean holders of securities of the Company (other than the Holder) who are entitled, by contract with the Company, to have securities included in a Registration Statement pursuant to the terms of that certain Stockholders Agreement, dated August 8, 2003, by and among the Company and the Stockholders, as defined therein.

      (b) If the registration for which the Company gives notice pursuant to
Section 10(a) is a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 10(a). In such event, (i) the right of the Holder to include its Securities in such registration pursuant to this Section 10 shall be conditioned upon the Holder's participation in such underwriting on the terms set forth herein and (ii) the Holder including Securities in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If the Holder disapproves of the terms of the underwriting, the Holder may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, and subject to the superior rights, if any, of the Other Holders and any other holder of the Company's capital stock then outstanding, which other holders shall by virtue of such superior rights receive preference over the Holder (the "Superior Rights Holders"), the shares held by the Holder shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, and, subject to the rights of Superior Rights Holders, if any, the number of shares that may be included in such Registration Statement and underwriting shall be allocated first to the Company, then to the Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 10(a) above, and then to the Holder. If any Holder or Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Holders and Other Holders pro rata in the manner described in the preceding sentence.

11. No Fractional Shares. No fractional share of Series A Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12. Charges, Taxes and Expenses. Issuance of certificates for shares of Series A Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder for any

United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

13. No Shareholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

14. Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16. Miscellaneous.

      (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

      (b) Successors. This Warrant shall be binding upon any successors or assigns of the Company.

      (c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the General Corporation Law of the State of Delaware as to matters within in the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

      (d) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

      (e) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the Commonwealth of Massachusetts, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

      (f) Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Warrant or the Shares.

      (g) Attorney's Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

17. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders hereof against impairment.

18. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

                   If to the Company:     Predix Pharmaceuticals Holdings, Inc.
                                          10-K Gill Street
                                          Woburn, MA 01801
                                          Attn: Dr. Michael Kaufmann
                                          Chief Executive Officer

                   If to the Holder:      General Electric Capital Corporation
                                          401 Merritt 7, Suite 23
                                          Norwalk, CT 06851-1177
                                          Attn: Credit Manager

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of January 8, 2004

                                            PREDIX PHARMACEUTICALS
                                            HOLDINGS, INC.

                                            By: /s/ NJG HAYES
                                                ------------------

                                            Name: NJG Hayes

                                            Title: Chief Financial Officer

                               NOTICE OF EXERCISE

TO: Predix Pharmaceuticals Holdings, Inc.
    10-K Gill Street
    Woburn, MA  01801

    The undersigned Warrant holder ("Holder") elects to acquire shares of Series A convertible preferred stock, $0.01 par value (the "Series A Preferred Stock"), of Predix Pharmaceuticals Holdings, Inc. (the "Company"), pursuant to the terms of the Stock Purchase Warrant dated _________, 2004 (the "Warrant").

1. The Holder exercises its rights under the Warrant as set forth below (check one):

            ( ) The Holder elects to purchase ___________ shares of Preferred Stock as provided in Section 3(a) and tenders herewith a check in the amount of $______________ as payment of the purchase price.

            ( ) The Holder elects to convert the purchase rights into shares of Series A Preferred Stock as provided in Section 3(b) of the Warrant.

2.  The Holder surrenders the Warrant with this Notice of Exercise.

The Holder represents that it is acquiring the aforesaid shares of Series A Preferred Stock for investment and not with a view to or for resale in connection with distribution and that the Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Series A Preferred Stock in the name of the Holder or in such other name as is specified below:

            Name:
            Address:

            Taxpayer I.D.:

                                       GENERAL ELECTRIC CAPITAL CORPORATION

                                       By:__________________________________

                                       Title:_______________________________

                                       Date:________________________________

                                                                       EXHIBIT B

                                 ASSIGNMENT FORM

            FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.______________) with respect to the number of shares of capital stock of Predix Pharmaceuticals Holdings, Inc. covered thereby set forth below, unto:

Name of Assignee           Address                         No. of Shares
----------------           -------                         -------------

Dated:______________________________________      Signature:____________________
Signature Guaranteed:
By:_________________________________________